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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                             ---------------------


                                   FORM 8-K

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): June 10, 1999
                      Commission File Number:  000-23000

                      Jafra Cosmetics International, Inc.
                (Name of Small Business Issuer in its Charter)


         Delaware                                         980185480
(State or Other Jurisdiction                (I.R.S. Employer Identification No.)
of Incorporation or Organization)


                              2451 Townsgate Road
                      Westlake Village, California  91361
             (Address of Principal Executive Offices)  (Zip Code)

      Registrant's Telephone Number, Including Area Code:  (805) 449-3000
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Item 2.   Acquisition or Disposition of Assets

          On June 10, 1999, Jafra Cosmetics International, Inc. (the "Company") completed a sale of certain assets (the "Assets") and inventory (the "Inventory") used in connection with the manufacture and packaging of certain of its cosmetic and skin care products (the "Products") to Universal Packaging Systems, Inc. (the "Contractor") for a total purchase price of approximately $3.9 million pursuant to an Asset Purchase Agreement between the Company and the Contractor. The Contractor is a contract manufacturer located in Chino, California. The purchase price was paid in the form of two secured promissory notes. The Inventory was sold for an amount equal to the lesser of Jafra's most recent cost or the cost of replacement from its vendor. The note for the Assets is secured by a first priority lien on the Assets. That note bears interest at an annual rate of 8% and is payable in 36 equal monthly installments, commencing on January 1, 2000. The note for the Inventory is secured by a first priority lien on the Inventory. That note does not bear interest and is payable in 12 equal monthly installments, commencing on October 1, 1999. The amounts due under the notes are not cross-collateralized.

     In connection with the sale of the Assets and Inventory, the Company entered into a Manufacturing Agreement dated as of June 10, 1999 between the Company and the Contractor (the "Manufacturing Agreement"). Pursuant to the Manufacturing Agreement, the Contractor has agreed to manufacture for the Company all of the Company's requirements for the Products for an initial term of five years, subject to the terms and conditions set forth therein. The Manufacturing Agreement provides that after the initial five-year term it will be automatically extended for additional one-year terms, unless terminated upon six months' prior written notice of either party. Since the Company will no longer be manufacturing the Products, the Company laid off approximately 75 employees who worked for the Company in related manufacturing positions.

     The Assets consist of machinery and other equipment used to manufacture and package the Products. The Inventory consists of raw materials and components used to manufacture and package the Products. The Company understands that the Contractor intends to use the Assets and the Inventory to manufacture Products for the Company pursuant to the Manufacturing Agreement.

     The Asset Purchase Agreement, the Manufacturing Agreement and the notes are filed with this report as exhibits and the brief descriptions above are qualified by reference to the text of such documents. The Company has submitted a request to the Securities and Exchange Commission for confidential treatment of certain portions of the exhibits filed with this report. Such confidential portions have been omitted from this filing.

Item 7.   Financial Statements, Pro Forma Financial Statements and Exhibits

(c)  Exhibits

The exhibits listed below are filed as part of this Current Report.

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Exhibit Number           Description of Exhibit
--------------           ----------------------

     10.1 Asset Purchase Agreement, dated as of June 10, 1999, as amended by Amendment No. 1, dated as of June 10, 1999, by and between the Company and the Contractor (portions of which have been filed under a confidentiality request).

     10.2 Amendment No. 1 to Asset Purchase Agreement, dated as of June 10, 1999 (portions of which have been filed under a confidentiality request).

     10.3 Manufacturing Agreement, dated as of June 10, 1999, by and between the Company and the Contractor, as amended by Amendment No. 1, dated as of June 22, 1999 (portions of which have been filed under a confidentiality request).

     10.4 Form of Amendment No. 1 to Manufacturing Agreement, dated as of June __, 1999 (portions of which have been filed under a confidentiality request).

     10.5 Form of Secured Note for the Assets, dated June 10, 1999, made by the Contractor in favor of the Company (portions of which have been filed under a confidentiality request).

     10.6 Form of Secured Note for the Inventory, dated June 10, 1999, made by the Contractor in favor of the Company (portions of which have been filed under a confidentiality request).

                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 25, 1999              JAFRA COSMETICS INTERNATIONAL, INC.


                                   By: /s/ Gary Eshleman
                                      --------------------------------
                                      Name: Gary Eshleman
                                      Title: Treasurer

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                                 EXHIBIT INDEX


The exhibits listed below are filed as part of this Current Report.

Exhibit Number           Description of Exhibit
--------------           ----------------------

     10.1 Asset Purchase Agreement, dated as of June 10, 1999, as amended by Amendment No. 1 dated as of June 10, 1999, by and between the Company and the Contractor (portions of which have been filed under a confidentiality request).

     10.2 Amendment No. 1 to Asset Purchase Agreement, dated as of June 10, 1999. (portions of which have been filed under a confidentiality request).


     10.3 Manufacturing Agreement, dated as of June 10, 1999, by and between the Company and the Contractor, as amended by Amendment No. 1, dated as of June 22, 1999 (portions of which have been filed under a confidentiality request).

     10.4 Form of Amendment No. 1 to Manufacturing Agreement, dated as of June __, 1999 (portions of which have been filed under a confidentiality request).

     10.5 Form of Secured Note for the Assets, dated June 10, 1999, made by the Contractor in favor of the Company. (portions of which have been filed under a confidentiality request).


     10.6 Form of Secured Note for the Inventory, dated June 10, 1999, made by the Contractor in favor of the Company. (portions of which have been filed under a confidentiality request).


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